Exhibit 99.2

JULY 10, 2019 Informational deck re SPAC share exchange with 8i July 10, 2019

DISCLAIMER

This Presentation ("**Presentation**") is prepared by Diginex Limited ("**Company**") in connection with the proposed acquisition of Company by 8i Enterprises Acquisition Corp ("**JFK**") from the stockholders of the Company in exchange for JFK ordinary shares as described in this document. The Presentation is provided for information purposes only and is a summary only of certain key facts and Company plans.

This Presentation does not constitute an offer or solicitation or form part of an offer or solicitation of any kind to anyone in any jurisdiction in relation to any securities or other regulated products or services. Without limitation, the Presentation does not constitute an offer or solicitation to make use of any services provided by the Company, and neither this Presentation nor anything contained in it will form the basis of any contract or commitment whatsoever.

The contents of this Presentation have not been reviewed by any regulatory authority in any jurisdictions. You are advised to exercise caution in relation to any offer to invest in the Company. If you are in any doubt about any of the contents of this Presentation, you should obtain independent professional advice.

In Hong Kong, no securities of the Company may be offered to the public unless a prospectus in connection with the offering for sale or subscription of such securities has been authorized by the Stock Exchange of Hong Kong Limited for registration by the Registrar of Companies in Hong Kong under the provisions of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong), and has been so registered, unless a relevant exemption applies. This Presentation has not been registered by the Registrar of Companies in Hong Kong pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32) of the Laws of Hong Kong ("CWMO").

Statements contained herein as to the content of any agreement or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirely by the actual agreements or other documents. We do not expect to update or otherwise revise this Presentation or other materials supplied herewith. The delivery of this Presentation at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Presentation. This Presentation may not be reproduced or used for any purpose other than for the recipients' information. Each recipient of this Presentation agrees that all information contained herein is of a confidential, material non-public nature, that it will treat such information in a confidential manner and that it will not, directly or indirectly, use or disclose, or permit its agents or affiliates to use or disclose, any such information without the Company's prior written consent. By accepting this Presentation, you agree that you will not trade any securities based on the information contained herein and you acknowledge that trading on material non-public information may subject you to significant civil and criminal penalties under applicable securities laws.

No reliance may be placed for any purpose whatsoever on the information contained in this Presentation or any assumptions made as to its completeness. Any indications of value are for illustrative purposes only and actual values could differ materially.

No representation or warranty, express or implied, is given by the Company, any of its subsidiaries or any of their respective advisers, officers, employees or agents, as to the accuracy, reliability or completeness of the information or opinions contained in this Presentation or in any revision of the Presentation or of any other written or oral information made or to be made available to any interested party or its advisers and no responsibility or liability is accepted (and all such liability is hereby excluded for any such information or opinions). No responsibility is accepted for any errors, misstatements in or omissions from this Presentation or for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents.

The Presentation contains forward-looking statements' within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect", "estimate", "project", "budget", "forecast", "anticipate", "intent", "plan", "may", "will", "could", "should", "believes", "predicts", "potential", "continue", and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this Presentation include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this Presentation. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; our performance; specific economic conditions in the United States; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; modifications or adjustments to our financial statements as a result of applicable securities laws; and general economic conditions. Actual results may differ materially from those contained in the forward-looking statements in this communication and documents filed with the U.S. Securities and Exchange Commission. We undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

The Company and its subsidiaries intend to operate in full compliance with applicable laws and regulatory and with applicable laws and regulations and obtain the necessary licenses and approvals in key markets. Regulatory licenses and/or approvals are likely to be required in in a number of relevant jurisdictions in which relevant activities may take place. It is not possible to guarantee, and no person makes any assurances, that any such licenses or approvals will be obtained within a particular timeframe or at all. This means that activities of the Company may not be available in certain markets.

The information and opinions contained in this Presentation are provided as at the date of this Presentation and are subject to change without notice.

DIGINEX

SNAPSHOT ▪ 8 i Enterprises Acquisition Corp (“ JFK ”) is a special purpose acquisition company formed for the purpose of entering into a business combination with one or more businesses or entities . JFK completed its IPO on 01 April 2019 ▪ Founded in 2017 , Diginex Ltd (“ Company ”) is a rapidly growing blockchain financial services and technology company headquartered in Hong Kong with global presence in Tokyo, London, Boston, Dubai, Lausanne and Berlin JFK has entered into a definitive agreement to acquire Diginex . Upon the closing of the proposed transaction, JFK will change its name to Diginex

Implied Firm Value Assumed Share Price $10.00 > Post - Money Company Common 1 33.1mln Post - Money Equity Value $330.7mln > Cash to Balance Sheet 1 $54.7mln Pro Forma Firm Value $276.0mln Diginex Existing Shareholder s 73.2% JFK Shareholder s 19.1% Others* 7.7% SUMMARY Implied Firm Value 1 Assuming no redemption from the JFK trust; including 599k shares converted from rights and advisory fee paid in shares; excluding 10mln in earnout shares; excluding shares from JFK warrant exercises Pro - Forma Ownership 1 Other* - JFK Sponsors and Service Providers ▪ 20.0 million shares issued to the shareholders at a deemed value of $10.00 per share for a pre - money valuation of $200 million ▪ An additional 5 million shares in total will be issued to shareholders of Diginex based on achieving the below stock price milestones on any 5 days out of 30 trading days: ▪ 2 million shares if the stock price is equal to or greater than $15.00 by 2020 year end; ▪ 2 million shares if the stock price is equal to or greater than $20.00 by 2021 year end; ▪ 1 million shares if the stock price is equal to or greater than $30.00 by 2022 year end ▪ Diginex shareholders and current management will roll 100% of their shareholdings into 8i ▪ Employee share option holders will receive 4.2 million ordinary shares of JFK, locked up for 15 months, released in 3 equal installments over 6 months thereafter Transaction Summary Capital From Transaction $57.5mln Cash to Balance Sheet 1 $54.7mln Transaction Fees $2.8mln

ADOPTION Goldman has been “conducting extensive research” into blockchain - powered tokenization. “ 72% of institutional investors say [digital assets are] not going away .” Digital assets represent a “ new institutional investment class ”. “We imagine a world, soon, where all types of assets are issued natively on a blockchain or represented in tokenized format.” “We have always believed in the potential of blockchain technology and we are supportive of [digital assets]…” “…we are convinced that digital assets will become a legitimate sustainable asset class of an investor’s portfolio.”

OPPORTUNITY trillion - World Economic Forum 1 & OECD estimates 2 By 2027, 10% of the world’s GDP will be stored on the blockchain 1 Deep Shift, Technology Tipping Points and Societal Impact – WEF, 2015, http://www3.weforum.org/docs/WEF_GAC15_Technological_Tipping_Points_report_2015.pdf 2 OECD estimates global GDP grows to 127 trillion in 2027

Advisory • Capital Markets • Solutions SOLUTION Diginex addresses the opportunity across three interlocking pillars Markets • Exchange • Insured Custody Asset Management • Regulated under SFC

TECHNOLOGY OFFERINGS Technology solution partnerships enhance the Diginex ecosystem Blockchain - based data integrity record management system to track each step of a transaction for a Japanese listed real estate company Diginex has an exclusive 10 year agreement with FIS. Together we’ve launched Diginex Access, a digital asset trading system built on top of Front Arena App that allows users to create a single source of truth for migrant worker employment contracts, enabling fee transparency and enabling payments Official Microsoft Partner – Diginex’s data integrity solution will be made available on the Microsoft Azure Marketplace

Blockchain technology has enabled a new way to issue securities. As of today, we have witnessed a run fast and break things mentality regarding the issuance of these new securities. This approach has caused a number of reputational issues for the industry. The lack of credible security tokens, broad industry experience and technological capability has stunted adoption of both blockchain technology and digital assets Capital Markets • Leadership from traditional investment banking and technology specialists • Origination and distribution of digital securities as a licensed representative of an FCA regulated entity • Working with multiple issuers including real estate and private equity industry leaders to optimize balance sheet by digitizing traditional assets including equities, debt and real estate Solutions • End - to - end custom blockchain solutions for corporations and governments • Partnership work with institutional players including Microsoft and FIS • eMin project – in collaboration with the Mekong Club – was piloted in January in Thailand and is now being road - tested for corporates with broad Southeast Asia supply chains • Delivered a data integrity solution for a Japanese listed real estate company • Diverse array of projects in the pipeline from pharmaceutical supply chain solution to treasury management for a major financial services platform The Opportunity Advisory

Digitized securities built on blockchain networks currently lack regulated platforms for exchange that provide institutional grade infrastructure. Up until now, large issuers of securities cannot consider issuing securities without regulated, military grade insured custody to safeguard assets. That lack of regulated infrastructure, institutional grade architecture and narrow and unreliable product offerings have limited institutional adoption of digital assets Institutional Exchange • Institutional infrastructure: Segregation of duties on single accounts, omnibus banking for fiat, managed account functionality, treasury management, report generation, sub - accounts • Institutional products: digital securities. Spot, derivatives and borrow/lending of digital assets • Third party market makers only. No internal market making. Partnership with qualified liquidity pools • FIS partnership to bring institutional flow via digital asset trading module: Diginex Access • Seeking regulatory authorization across multiple jurisdictions Differentiated Custody • Launching a military - grade insured* cold and hot storage solution utilizing a global vaults provider • Built by former consultants of the Ministry of Defense, UK • Seeking regulatory authorization across multiple jurisdictions The Opportunity Markets * Liability cover backed by insurance

The digital asset management space is a minefield: there are hundreds of ‘funds’ run by first time, inexperienced and unregulated managers. Funds have immature operational infrastructures and inadequate institutional controls, and are often set up in inappropriate constructs. This means that large allocators of capital have, as yet, not engaged with an asset class that presents huge risk adjusted returns due to persisting market inefficiencies Diginex Asset Management • Team of respected industry veterans from top hedge funds, investment banks, asset management firms, that have collectively managed and overseen investments of $5bln • Screened over 400 and covered due diligence on more than 200 funds that are focused on digital assets, and put together a portfolio of sophisticated strategies to an inefficient asset class • Among the first licensed asset managers in Hong Kong covering digital assets strategies, business launches in Q3 2019 • The portfolio of single manager funds has been designed to maximize risk - adjusted returns in a liquid, multi - strategy fund approach • Opportunity to achieve unique access, transparency, and terms as well as potential for participation in underlying fund economics The Opportunity Asset Management

LEADERSHIP Led by seasoned financial services and technology professionals CHAIRMAN 20 years in investment banking Miles Pelham CHIEF EXECUTIVE OFFICER 20 years in investment banking Richard Byworth CHIEF RESEARCH OFFICER (TECHNOLOGY LEAD) 15 Years in quantitative research Dr. Christian Thierfelder CHIEF FINANCIAL OFFICER DEPUTY CHAIRMAN & CHAIRMAN OF ASIA 30 years in investment banking Andrew Rickards David Gibson Moore 40 years in investment banking CHAIRMAN OF EMEA 15 years in financial control Paul Ewing

ORGANISATION Advisory Finance Legal Compliance Executive Management Markets Marketing Malcolm Wright Chief Compliance Officer Paul Ewing Chief Financial Officer Stelios Moussis Chief Legal Officer Jean El - Khoury Head of Trading Heather Dale Chief Marketing Officer HR Asset Management Technology Dr. Christian Thierfelder Chief Research Officer Julia Schielke Group Head of Human Resources Andre Pemmelaar Head of Exchange Exchange Trading Guilherme Silva Head of Capital Markets Jessica Camus Head of Partnerships & Impact Gray Bridges Head of Corporate Solutions Capital Markets Corporate Solutions Operations Robert Cooper Head of Custody Custody Mustafa Jang Head of Research Research Impact Focus Mark Blick Head of Government Solutions Government Solutions Amy Zhang Head of Sales Sales Anthony Wong COO*, Asset Management Risk Fund of Funds Matthew Edwards CEO*, Asset Management Thomas Chladek Strategist Portfolio * Proposed structure subject to HK SFC approval

Entity / BD presence REACH Cape Town Boston Hong Kong Tokyo Dubai Berlin Lausanne London Global footprint to capitalize on a borderless future Established Office Singapore Note: In February 2019, Diginex entered into a Term Sheet to form a subsidiary with the participation of MCDGNX LLC in order to expand Diginex’s U.S. operations. Discussions about MCDGNX LLC’s future role in Diginex’s U.S. operations are on - going following shareholder rejection of the Term Sheet. Seoul

TECHNOLOGY LEADERSHIP

Supported by 35 experienced technologists and developers



Jose Perez
CHIEF INNOVATION OFFICER
Former CTO at MemoryX Blockchain



Chris Yuen
HEAD OF SOFTWARE
Former Lead Engineer in CLSA and CTO at GoGoVan



Joakim Berg
HEAD OF INFRASTRUCTURE
Former Head of IT infrastructure design at Akamai



Mavis Tan
LEAD SOFTWARE DEVELOPER
Former lead software developer at Gatecoin



James Byrne
CHIEF TECHNOLOGY OFFICER, DIGIVAULT
Former consultant for UBS



Alejandro Lopez
HEAD OF INNOVATION, CAPITAL MARKETS
Former Head of FX & Commodities (Iberia), Cofounder of IMbox.me



Ron Roy
PRODUCT MANAGER, EXCHANGE
Former delivery manager for Fidessa global trading platform



Victor Lam
SOFTWARE DEVELOPER
Former Analytics Platform and Infrastructure Engineer at Asia Miles

DIGINEX

LICENSING Focused on key jurisdictions to become a global full - service investment provider for digital assets and securities Summary Go to Market Strategy Medium - and Long - Term Strategy Markets • Multiple jurisdictions in which corporate, institutional and retail investors can onboard with our exchange to maximize potential customer base . License custody solution in tandem. • Applying for virtual currency, digital security exchange and custody licenses in Jersey for UK and European clients, and Labuan for Asian clients. Timeline: 3 - 6 months* • Obtain required licenses to onboard US and MENA clients. Timeline: 9 - 12 months* • Fill in country gaps and respond to maturing regulation, prioritized by size of customer base. Advisory • Several broker - dealer partnerships secured to originate and distribute digital security offerings . UK, Switzerland and Japan covered • Corporate finance and broker - dealer to be further partnerships in markets prioritized by issuer and investor jurisdiction: US, Hong Kong, Singapore. Timeline: 3 - 4 months* • Diginex broker - dealer license / corporate finance license in core markets (US, UK and Hong Kong). Timeline: 9 - 12 months* • Additional licenses subject to market demand / regulatory requirements. Asset Management • One of the few licensed asset managers in Hong Kong with digital assets strategies • Cayman fund managed by Diginex Asset Management Hong Kong License received June 2019. • Broker - dealer partnerships in line with Advisory go to market strategy • Broker - dealer licenses (for distribution) in UK, US, Singapore and Switzerland. Timeline: 9 - 12 months* • Additional licenses subject to product demand. * Timelines for licenses are indicative from date application filed, and dependant upon regulatory approval

DEC 2016 Founder’s Equity HISTORY History of scaling, commercializing and monetizing opportunities DEC 2017 Investment Round DEC 2018 Investment Round MAR 2018 Investment Round APR 2018 Divested 51% of mining business DEC 2016 Digital asset mining POC established DEC 2018 Government Solutions revenue generating NOV 2018 Named founding member of Global Digital Finance (GDF) JUNE 2019 Diginex & FIS launch trading module DEC 2018 Trading business launched JUL 2018 Government Solutions business launched NOV 2018 Corporate Solutions revenue generating AUG 2017 Investment Round JAN 2018 Scaling of mining business complete NOV 2017 Scaling of mining business started APR 2017 Acquired Memory X Blockchain

KEY EVENTS Immediate plan for scaling services and monetizing capex Q3 2019 Custody to enter FCA sandbox Q3 2019 Launch of custody solution Q2 2019 Launch of digital asset trading module Q4 2019 Launch of exchange Q4 2019 Launch of ethical recruitment tool for UN IOM Q3 2019 Launch of HK regulated asset manager Q2 2019 Investment Round Q4 2019 Launch of KYC onboarding with data integrity solution Q3 2019 Launch of data integrity solution on Microsoft Azure Blockchain

FINANCIAL PROJECTIONS Key drivers for each business line and financial projections . Diginex has invested $57m in its business since incorporation Markets • Launch of the Diginex Exchange in Q4 2019 with revenues generated from trading of a range of digital assets (BTC to Security Tokens) in Spot and Derivatives • Significant source of trading capital projected with annualized high double digit returns • Custody solution slated to go live in Q3 2019 Advisory • Expected to complete first security token in Q3 2019 and capture mandates as interest continues to develop in using digital assets to raise finance Asset Management • Fund of Funds will launch in Q3 2019 with assets under management expanding via increased institutional adoption. (*) FY 2019 refers to the fiscal year ending in March 2020 Advisory Markets Asset Management Infrastructure Cost 3 47 197 5 27 57 1 6 13 - 50 100 150 200 250 300 FY 2019* FY 2020 FY 2021 Projected Revenue ( in $ M) Advisory Markets Asset Management 9 80 267 - 8 16 121 - 12 29 - 1 3 9 - 14 - 22 - 38 -50 - 50 100 150 200 Projected EBIT (in $ M) (23) 9 121 Infrastructure Cost FY 2019 FY 2020 FY 2021

DISCLAIMER

The Company, JFK, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction described herein. Information about JFK's directors and executive officers and their ownership of JFK's ordinary shares is set forth in JFK's Prospectus dated March 27, 2019 filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

In connection with the transaction described herein, JFK will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, JFK will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817.

This Presentation contains certain "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the pending transaction between JFK and the Company and the transactions contemplated thereby, and the parties' perspectives and expectations, are forward looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions contemplated by the share exchange agreement between JFK and the Company dated July 9, 2019 (the "Share Exchange Agreement"). The words "expect," "believe," "estimate," "intend," "plan" and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending transaction, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals, or that the required approval of the Share Exchange Agreement by the stockholders of JFK was not obtained; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Exchange Agreement; (iii) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of JFK or the Company; (iv) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (v) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of JFK's ordinary shares; (vi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (vii) risks related to successfully integrating the companies, which may result in the combined company not operating as effectively and efficiently as expected; and (viii) risks associated with the financing of the proposed transaction.

A further list and description of risks and uncertainties can be found in JFK's Prospectus dated March 29, 2019 filed with the SEC and in the proxy statement on Schedule 14A that will be filed with the SEC by JFK in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and JFK, the Company, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

DIGINEX

JULY 10, 2019